                            CERTIFICATE OF FORMATION
                                       OF
                           CHANDLER WIND PARTNERS, LLC

   FIRST: The name of the limited liability company is CHANDLER WIND PARTNERS,
          LLC.

  SECOND: The  address of its  registered  agent in the State of  Delaware is
          1013 Centry Road, in the City of  Wilmington,  County of Kent,  19805.
          The  name of its  registered  agent  at such  address  is  Corporation
          Service Company.

   THIRD: The  latest  date on  which  the  limited  liability  company  is to dissolve is March 9, 2048.

     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Formation this 10th day of March 1998.

                                                     /s/ Jorn Larsen

                                                     -------------------------
                                                     Jorn Larsen
                                                     Authorized Person